As filed with the Securities and Exchange Commission on February 6, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

46-3951329
(I.R.S. Employer Identification Number)

1350 Lakeshore Drive, Suite 160,
Coppell, Texas 75019
(469) 250-1185
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marshall Chesrown
Chairman and Chief Executive Officer
RumbleOn, Inc.
1350 Lakeshore Drive, Suite 160
Coppell, Texas 75019
(469) 250-1185
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Michael Francis, Esq.
Christina C. Russo, Esq.
Akerman LLP
350 East Las Olas Boulevard, Suite 1600
Fort Lauderdale, Florida 33301
(954) 463-2700

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement No. 333- 225217

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Class B Common Stock, par value $0.001 per share	$1,182,212.50	$143.26

(1) The registrant previously registered an aggregate of $20,000,000 of securities on the Registration Statement on Form S-3 (Registration No. 333- 225217) (the “Initial Registration Statement”). $14,088,937.50 of securities have been issued under the Initial Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Initial Registration Statement are being registered.

(2) Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate of $20,000,000 of securities on the Initial Registration Statement, for which a filing fee of $2,490 was previously paid.

_____________________

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by RumbleOn, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act. Pursuant to Rule 462(b), the Company hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333- 225217), which was declared effective by the Securities and Exchange Commission (“SEC”) on June 6, 2018 (the “Initial Registration Statement”), including each of the documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

$14,088,937.50 of securities have been issued under the Initial Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Initial Registration Statement are being registered.

This Registration Statement is being filed with respect to the registration of an additional $1,182,212.50 aggregate maximum amount of Class B Common Stock of the Company, which is described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Akerman LLP.
23.1	Consent of Scharf Pera & Co., PLLC.
23.2	Consent of Henderson, Hutcherson & McCullough, PLLC.
23.3	Consent of Henderson, Hutcherson & McCullough, PLLC.
23.4	Consent of Akerman LLP (included with Exhibit 5.1).
24.1	Power of Attorney (included in signature page of this Form S-3).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coppell, State of Texas, on this 6th day of February, 2019.

RUMBLEON, INC.

By:	/s/ Marshall Chesrown
Marshall Chesrown
Chief Executive Officer and Chairman

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marshall Chesrown and Steven R. Berrard and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marshall Chesrown	Chief Executive Officer and Chairman	February 6, 2019
Marshall Chesrown	(Principal Executive Officer)

/s/ Steven R. Berrard	Chief Financial Officer and Director	February 6, 2019
Steven R. Berrard	(Principal Financial Officer and Principal Accounting Officer)

/s/ Denmar Dixon	Director	February 6, 2019
Denmar Dixon

/s/ Richard A. Gray, Jr.	Director	February 6, 2019
Richard A. Gray, Jr.

/s/ Kartik Kakarala	Director	February 6, 2019
Kartik Kakarala

/s/ Joseph Reece	Director	February 6, 2019
Joseph Reece

/s/ Kevin Westfall	Director	February 6, 2019
Kevin Westfall

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